UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2015

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, Connecticut 06180

(Address of principal US executive offices)

Tel: (858) 353-5749

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2015, Tauriga Sciences, Inc., a Florida corporation (the “Company”) and Typenex Co-Investment, LLC, a Utah limited liability company (“Typenex”), entered into a Settlement Agreement (the “Settlement Agreement”). The Settlement Agreement was entered into between the Company and Typenex to settle litigation between the parties previously disclosed in the Company’s Quarterly Report on Form 10-Q filed on November 19, 2014 regarding 70,080,714 shares (the “Previous Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), Typenex believed it was due under a purported warrant (the “Warrant”) issued in connection and arising from a convertible promissory note issued by the Company to Typenex on June 24, 2013. Pursuant to the Settlement Agreement, the Previous Shares are cancelled in their entirety.

Pursuant to the Settlement Agreement and simultaneously with the execution of the Settlement Agreement, the Company and Typenex entered into a Securities Purchase Agreement (“Purchase Agreement”) whereby Typenex agreed to purchase an aggregate of $300,000 shares of the Company’s Common Stock in three separate but related $100,000 tranches. The purchase price for each share, which will be adjusted for each tranche, will be 150% of the five day closing sales price of the Common Stock for the five trading days immediately preceding each tranche. All such shares are “restricted securities” as such term is defined by the Securities Act of 1933, as amended (the “Securities Act”) and are issued pursuant to an exemption under Section 4(2) of the Securities Act.

The first tranche occurred on January 20, 2014 at a per share price of $0.02337 for an aggregate of 4,278,990 shares of Common Stock. The second $100,000 tranche will be purchased three trading days after Typenex has received an aggregate of $200,000 in net sales proceeds (as defined in the Settlement Agreement) from the sale of the Warrant shares, as described below. The second $100,000 tranche will be purchased three trading days after Typenex has received an aggregate of $400,000 in net sales proceeds from the sale of the Warrant shares. The second and third tranches are to occur no later than six months and one year, respectively, from the date of the Settlement Agreement provided the following conditions occur: (a) five percent (5%) of the cumulative daily dollar trading volume of the Common Stock for each applicable six month period (counting only days in which Warrant shares are in Typenex’s brokerage account and cleared for trading) shall be greater than or equal to $200,000; (b) the Company has committed no material default under the Settlement Agreement; and (c) no Warrant share delivery delays shall have occurred.

Additionally, pursuant to the Settlement Agreement, the Company agreed to issue to Typenex 10,000,000 shares of its Common Stock pursuant to the Warrant within three trading days of notice by Typenex. The Company received such notice on January 22, 2015. Additionally, in the event Typenex receives net sales proceeds that are less than $600,000 (the “Proceeds Threshold”), Typenex will be entitled to exercise additional shares of Common Stock under the Warrant. If due, each additional tranche will be provided to Typenex in tranches of the greater of (i) 10,000,000 shares or (ii) the number of shares valued at $100,000 on the notice date based on the closing price of the Common Stock on the day previous to the notice. All such shares issued under the Warrant will be issued without restrictive legend pursuant to Rule 144 of the Securities Act.

The Company shall not owe Typenex any additional tranches unless and until the market value of any previous issuance of Warrant shares is less than or equal to $30,000. The Company, at is option, has the right to pay in cash the difference between $600,000 and the total net sales proceeds received by Typenex as of the date of repayment. If the Company elects this option, the remaining tranches under the Purchase Agreement will be triggered and owed by Typenex to the Company. Typenex will not be entitled to receive any proceeds from the Warrant shares that exceed the Proceeds Threshold.

Under either the Settlement Agreement or the Purchase Agreement, the Company and Typenex agreed that the Company would not issue shares of Common Stock which would cause Typenex’s beneficial ownership to exceed 9.99% of the Company’s then total number of shares outstanding. Additionally, Typenex agreed that during any calendar week it would not sell more Warrants shares than the greater of (i) 10% of the weekly trading volume of the Common Stock as reported on Bloomberg, L.P. or (ii) the Warrants shares with an aggregate market value of $15,000. The Company agreed to reserve 50,000,000 shares of its Common Stock with its transfer agent for the issuance of the Warrant shares. In the event no shares remain in the reserve and Warrant shares are still due to Typenex, the Company will reserve an amount of shares equal to 150% of number of Warrant shares then required.

The Company also agreed that if at any time it has less than 25,000,000 shares of authorized but unissued shares, it will call a meeting of its stockholders to increase the number of authorized shares of Common Stock.

Upon execution of the Settlement Agreement, both parties released all claims each may have against the other relating to any other agreements to which both may be party except for any disputes that may arise under the Settlement Agreement, Purchase Agreement and the documents ancillary to both.

The foregoing descriptions of the Settlement Agreement and the Purchase Agreement by the Company do not purport to be complete and are qualified in their entirety by reference to the full text of the Settlement Agreement (including the exhibits thereto) and Purchase Agreement which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Hsu Appointment

On January 16, 2015, Hingge Hsu, M.D., M.B.A. was appointed as a member of the Board of Directors (the “Board”) of the Company. Dr. Hsu was not appointed to serve as member of any of the committees of the Board at this time.

Dr. Hingge Hsu was a Partner at Fidelity Biosciences from 2009 until 2014 and was on the core healthcare investment team for Fidelity Growth Partners Asia. He was previously a Managing Director at Lehman Brothers in their Private Equity Group from 2001 until 2006, responsible for their principal investment activities in the private and public sectors of the healthcare industry. Dr. Hsu has structured and led numerous transactions in the life science sector, and he has been instrumental in building and growing his portfolio companies. Prior to his positions at Fidelity and Lehman, Dr. Hsu was a Partner at Schroder Ventures Life Sciences from 1998 to 2001 and directed their U.S. investment activities in the life sciences and therapeutics sectors. He received an MD degree from Yale University School of Medicine and was trained in internal medicine at Brigham and Women’s Hospital and Harvard Medical School. Dr. Hsu also received an MBA degree from Harvard Business School.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Dr. Hsu.

Related Party Transactions

There are no related party transactions with respect to Dr. Hsu reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On January 16, 2015, Dr. Hsu was granted 1,000,000 shares of the Company’s Common Stock. Additionally, Dr. Hsu purchased 400,000 shares of Common Stock from the Company at a per share price of $0.0125 for an aggregate purchase price of $5,000. All such shares are “restricted securities” as such term is defined by the Securities Act of 1933, as amended. The Company has not entered into any other compensatory agreements or plan with Dr. Hsu.

Wolff Resignation

On January 21, 2015, Michael Wolff submitted his resignation as a member of the Board of the Company effective as of January 20, 2015. Mr. Wolff did not hold any positions on any committees of the Board at the time of his resignation. The resignation was not the result of any disagreements with the Company.

Item 7.01 Regulation FD Disclosure

On January 20, 2015, the Company issued a press release announcing the appointment of Dr. Hsu to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1*	Settlement Agreement, dated January 16, 2015

10.2*	Securities Purchase Agreement, dated January 16, 2015

99.1*	Press release issued on January 20, 2015

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: January 23, 2015	By:	/s/ Stella M. Sung
Stella M. Sung
Chief Executive Officer